UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2006

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 10, 2006, CapitalSource Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named on Schedule A thereto, in connection with the public offering (the “Offering”) of 16,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase an additional 1,600,000 shares of Common Stock to the extent necessary to cover over-allotments. The underwriters have notified the Company that they will exercise the over-allotment option in full. The closing of the Offering is expected to occur on March 15, 2006. The Underwriting Agreement is filed as an exhibit to this report.
Item 9.01 Financial Statements and Exhibits
     Exhibits
     The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 15, 2006	/s/ Steven A. Museles

Steven A. Museles
Senior Vice President, Chief
Legal Officer and Secretary

INDEX TO EXHIBITS
The following Exhibits are filed with this Current Report:

Exhibit
Number	Description
1.1	Underwriting Agreement, dated March 10, 2005, by and among the Company and Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named on Schedule A thereto

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities offered

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1)